Exhibit 107.1

CALCULATION OF FILING FEE TABLES

F-3

BANK OF NOVA SCOTIA

Submission Type: 424B2

EX-FILING FEES

SEC File No. 333-282565

Final Prospectus: True

Filing Fee: 0

The pricing supplement to which this Exhibit is attached is a final prospectus for the related offerings. The maximum aggregate offering price for such offerings is $23,759,000.